Exhibit 5.1

January 19, 2010

Addus HomeCare Corporation

2401 South Plum Grove Road

Palatine, Illinois 60067

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Addus HomeCare Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the offer and sale of up to (i) 104,500 shares (the “2009 Plan Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of outstanding stock options previously awarded under the Addus HomeCare Corporation 2009 Stock Incentive Plan (the “2009 Plan”), (ii) 502,286 shares (the “2006 Plan Shares”) of Common Stock issuable upon the exercise of outstanding stock options previously awarded under the Addus Holding Corporation 2006 Stock Incentive Plan (the “2006 Plan”) and (iii) 641,427 shares (together with the 2009 Plan Shares and the 2006 Plan Shares, the “Shares”) of Common Stock issuable pursuant to the grant of certain restricted stock and other awards or upon the exercise of certain stock options that may be granted after the date hereof pursuant to the 2009 Plan.

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, as filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

Addus HomeCare Corporation

January 19, 2010

(ii)	the amended and restated certificate of incorporation of the Company, as currently in effect (the “Certificate of Incorporation”);

(iii)	the amended and restated bylaws of the Company, as currently in effect;

(iv)	the 2006 Plan;

(v)	the 2009 Plan;

(vi)	resolutions adopted by the board of directors of the Company and committees thereof relating to, among other things, the reservation for issuance of the Common Stock covered by the Registration Statement, the filing of the Registration Statement and the approval of the 2006 Plan and the 2009 Plan; and

(vii)	executed written consents of the stockholders of the Company relating to the approval of the 2006 Plan and the 2009 Plan.

We have also examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on behalf of the Company and, when issued, paid for and delivered pursuant to the terms and in the manner set forth in the 2006 Plan and the 2009 Plan, as applicable, and any applicable award documentation, including, if applicable, the payment of the specified exercise price therefor, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the

Addus HomeCare Corporation

January 19, 2010

Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WINSTON & STRAWN LLP